Exhibit 32
CERTIFICATIONS PURSUANT TO 18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Starbucks Corporation (“Starbucks”) on Form 10-Q for the fiscal quarter ended December 29, 2013, as filed with the Securities and Exchange Commission on January 28, 2014 (the “Report”), Howard Schultz, chairman, president and chief executive officer, and Troy Alstead, chief financial officer and group president, Global Business Services of Starbucks, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his knowledge:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Starbucks.

January 28, 2014

/s/ Howard Schultz
Howard Schultz
chairman, president and chief executive officer

January 28, 2014

/s/ Troy Alstead
Troy Alstead
chief financial officer and group president,
Global Business Services